EXHIBIT 99.1
Press Release

PRESS RELEASE

AutoCorp Signs Two Letters of Intent to
Acquire Homeland Security Companies for
Reliable and Inexpensive Tracking of Containers, Tractor -Trailers,
Trucks and Personal Vehicles;

Plans to Change Name to Homeland Security Network, Inc.

FRISCO, Texas, Feb 2, 2005 -- AutoCorp Equities, Inc. (OTC: ACOR) announced today that it had signed two Letters of Intent to acquire companies specializing in Homeland Security. The technology to be acquired facilitates inexpensive and reliable tracking of containers, tractor-trailers, trucks and personal vehicles and private aircraft. Additional information about the transactions will be provided at a later date.

The transactions, which are still subject to conclusion of a definitive agreement, and Board approvals and customary closing documents, are expected to close in the next sixty (60) days.

The Company’s board has made a strategic decision to focus on homeland security, and believes that the demonstrated technology provided by these two companies will give it a unique advantage in mitigating one of the greatest security exposures our nation faces, which is the untracked flow of bulk foreign cargo from port of entry to every city and town in America.

In connection with these transactions, the Company on 01/26/2005 filed an Information Statement with the SEC on Form 14c and an 8-K on 2/1/05.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," "promise," "seeking to," "negotiating to" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

For further information,

 Contact:
MarketConnexxions, LLC
Ken Lowman, 212-922-0573
info@marketconnexxions.com

Company Contact:

Terri Ashley
214/618-6400
email tashley@autocorp.net